UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2005 (May 6, 2005)
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant's telephone number, including area code:   (724) 837-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On May 6, 2005, Allegheny Energy Supply Company, LLC (“AE Supply”) and its subsidiaries, Allegheny Energy Supply Wheatland Generating Facility, LLC (“Wheatland LLC”) and Lake Acquisition Company, L.L.C. (“Lake LLC”), signed an agreement with PSI Energy, Inc. and The Cincinnati Gas & Electric Company (collectively, the “ Wheatland Buyers”) pursuant to which the Wheatland Buyers agreed to purchase certain of the assets and assume certain of the liabilities relating to AE Supply’s Wheatland generating facility. AE Supply, Wheatland LLC and Lake LLC are subsidiaries of Allegheny Energy, Inc.

        The purchase price for the transaction is $100 million, subject to certain post-closing adjustments. The transaction is subject to certain closing conditions and federal regulatory approvals. It is expected to close in the fourth quarter of 2005. A majority of the proceeds from the sale will be used to repay debt.

        A copy of the press release relating to the sale of the Wheatland generating facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on May 10, 2005 announcing the agreement to sell the Wheatland generating facility.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2005	ALLEGHENY ENERGY, INC. By: /s/ Jeffrey D. Serkes —————————————— Name: Jeffrey D. Serkes Title: Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on May 10, 2005 announcing the agreement to sell the Wheatland generating facility.